EXHIBIT 10.2
ADDENDUM TO
2014 OUTPERFORMANCE AWARD AGREEMENT

This Addendum to 2014 Outperformance Award Agreement (the “Addendum”) is made a part of that certain 2014 Outperformance Award Agreement (the “2014 Outperformance Award Agreement”) between you and Hudson Pacific Properties, Inc. (the “Company”) dated January 1, 2014. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the 2014 Outperformance Award Agreement.

Pursuant to Section 3.12 of your 2014 Outperformance Award Agreement, the terms of the 2014 Outperformance Award have been amended as follows:

The definition of “Final Bonus Pool” shall be amended by adding the following sentence at the end of the definition:

“If, as of the Determination Date, the Company attains TSR (x) that is equal to the Target Aggregate Absolute TSR and (y) that yields a Relative TSR Percentage equal to the Index Return Percentage, the target Final Bonus Pool will equal $2,380,100.”

The following defined term is added to Article I:
““Target Aggregate Absolute TSR” means, as of the Determination Date, the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by at least the percentage obtained by multiplying (i) thirty-one and one-half percent (31.5%) times (ii) (X / 1,096), where “X” equals the number of days elapsed in the Performance Period as of such date.”

This Addendum amends your 2014 Outperformance Award Agreement covering your 2014 Outperformance Award and shall be and is hereby incorporated in and forms a part of the 2014 Outperformance Award Agreement.

Except as expressly provided herein, all terms and conditions of your 2014 Outperformance Award Agreement shall remain in full force and effect.

HUDSON PACIFIC PROPERTIES, INC.

By:________________________________
[NAME]
[TITLE]

LA\3981301.1